UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on February 3, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on November 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: January 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through January 4, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Growth Strategies

1.              How are you doing on the growth initiatives that you outlined on your IPO road show? Please discuss your plans to expand current model into hedge funds and equities, as well as into new channels and new geographies, and please also discuss all other growth initiatives mentioned in original document.

After going public in May, we’ve continued to make progress with the growth strategies we outlined in our IPO road show and prospectus. Here’s an update on some of our key efforts for each growth initiative.

•                  Enhance our position in each of our three market segments by building on the strength of our four major Web-based investor platforms.

•                  Morningstar.com: Our Premium Membership service on Morningstar.com had 141,939 subscribers as of September 30, 2005, compared with 126,672 as of September 30, 2004. In addition to expanding our equity research coverage, we’ve also increased analyst coverage of exchange-traded funds to more than 100 exchange-traded funds, compared with about 35 as of December 31, 2004.  To help draw investors deeper into Morningstar.com and highlight the full range of information available on the site, we recently launched a new home page for free and registered users. The new home page surfaces more of the most popular content on the site, including articles written by our analyst staff and links to our stock and fund data pages.

•                  Morningstar Advisor Workstation: We significantly expanded the number of licenses for our Web-based investment planning system for financial advisors during most of 2005. As of September 30, 2005, we had 102,606 licensed users of Advisor Workstation in the United States, compared with 72,190 as of September 30, 2004. We’ve also done more work to develop the functionality and tools offered in Advisor Workstation; for example, we recently introduced a share class analyzer report to help advisors select the most appropriate and cost effective share class for their clients.

•                  Morningstar Direct: We’re continuing to focus on expanding usage of our Web-based institutional research platform to reach a broader audience. As of September 30, 2005, Morningstar Direct had 861 licenses, compared with 729 as of September 30, 2004. During the year, we also significantly expanded the number of institutional relationships for Morningstar Direct, including numerous new accounts outside the United States. We’ve also broadened the data universes covered to enable institutions to conduct research across global markets; for example, Morningstar Direct now includes data on

European mutual funds, including offshore funds. Morningstar Direct was also the first Morningstar product to incorporate our data on hedge funds and hedge funds of funds.

•                  Morningstar Retirement Manager: Industry-wide, retirement plan providers have been moving to adopt managed retirement accounts to help plan participants build their retirement portfolios. We had $225.9 million in assets under management for the managed retirement accounts offered through Morningstar Retirement Manager as of September 30, 2005, compared with $85.3 million as of September 30, 2004. Our planned acquisition of Ibbotson Associates also ties in with our growth strategy in this area. Ibbotson currently has approximately $3.5 billion in assets under management for participants in 401(k) and other defined contribution plans and manages assets on behalf of several major retirement plan providers. Following the acquisition, we expect that Morningstar will be one of the largest providers of managed retirement accounts in the industry.

•                  Expand the range of services we offer investors, financial advisors, and institutional clients.

•                  Stock research: We’ve continued to expand our equity research efforts. As of December 31, 2005, our analysts covered more than 1,700 stocks, compared with about 1,500 as of December 31, 2004. Our coverage list now includes more than 99% of the stocks included in the S&P 500 index based on market capitalization. We’re offering this research through multiple channels, including to several investment banks under the terms of the Global Analyst Research Settlement. In addition to the five original investment banks with whom we’ve had agreements to provide equity research under the settlement since July 2004, we recently entered into a similar agreement with a sixth investment bank. We’re continuing to pursue additional opportunities for distributing our equity research both in the United States and in non-U.S. markets.

•                  Investment management business: Another key growth strategy is to selectively develop our investment management business in areas that tap into our expertise in creating portfolios of managed investments, primarily through Morningstar Managed Portfolios and the managed retirement accounts offered through Morningstar Retirement Manager. The Morningstar Managed Portfolios program had $1.3 billion in assets under management as of September 30, 2005, compared with $774 million as of September 30, 2004.

•                  Hedge fund database: We’ve continued to expand our hedge fund database, which now includes data on more than 2,500 single-managed hedge funds, hedge funds of funds, and commodity trading advisors across 15 strategies. We currently offer Morningstar hedge fund data through Morningstar Direct and expect to offer this data to qualified and accredited investors through several other products in the future.

•                  Continue to expand our international brand presence, products, and services.

In 2005, we expanded licensing of our Morningstar Direct institutional research platform to reach clients in most of our major international markets. We also expanded our consulting business in Europe with two major consulting agreements. For the nine months ending September 30, 2005, international sales accounted for about 15% of our total revenue.

•                  Seek growth through strategic acquisitions.

In December 2005, we announced a definitive agreement to acquire Ibbotson Associates, a leading provider of asset allocation research and services. This acquisition fits in with several of our key growth strategies, including developing our investment management business, building our retirement platform, and expanding our international products and services by offering Ibbotson’s asset allocation products and services through Morningstar’s existing global channels. We expect this transaction to be completed in the first quarter of 2006, subject to customary closing conditions.

Seasonality

2.              What is the seasonality in each of the business segments?  In revenues and expenses?

We’d describe the level of seasonality in each business segment as modest, and the impact of seasonality largely washes out at the company level because of our diversified revenue base. Most of our products are sold with subscription or license terms of at least one year, and we recognize revenue ratably over the term of the subscription or license agreement. The net effect tends to moderate seasonality in sales patterns for individual products.

On a company level, sequential revenue growth for the first quarter has been slightly higher than in other quarters over the past three years. In our Individual segment, the first quarter tends to show more sales activity for Premium Membership on Morningstar.com and other products such as the Morningstar Stocks 500 and Morningstar Funds 500, which are reference guides that we publish once a year. Revenue growth tends to be slightly lower over the spring and summer months. Several products in our Institutional segment have also had relatively strong first-quarter results over the past couple of years. In the Advisor segment, revenue tends to be higher in the second quarter because our annual investment conference is held once per year in June.

Our consolidated operating expenses typically don’t show marked seasonality. However, cash flow from operations is more variable because we pay annual bonuses during the first quarter of each year, leading to lower cash from operations in the first quarter.

Ibbotson Associates

3.              Anyone at MORN or Ibbotson that I can talk to re: the transaction.  I am not that familiar with their products or client base and am trying to get a clearer picture of synergies and integration risk.  Additionally, how the tax credits would work.

Lots of questions this a.m. about the deal.  Thanks.

In December 2005, we announced that we plan to acquire Ibbotson Associates. Along with the press release announcing the transaction, we provided a comprehensive fact sheet and question and answer document about the acquisition, which are available at http://global.morningstar.com/ibbotson.

As part of the planned acquisition, we expect to realize approximately $10 million in cash tax benefits related to payment for cancellation of Ibbotson’s outstanding stock options. This amount is an estimate based on the difference between the purchase price per share of the transaction and the exercise price of outstanding options. The cash tax benefit will be part of the purchase accounting for the acquisition and will have no impact on Morningstar’s reported earnings, net income, or effective tax rate; it’s strictly a cash flow item and will not affect any items on our income statement.

If you have a specific question about the acquisition, please feel free to submit it to our investor relations mailbox (investors@morningstar.com) so that we can address it in our monthly investor Q & As.

Soft Dollars

4.              Does Morningstar receive payments through soft dollars? If so how does that normally work?

In a limited number of cases, we receive third-party research fees that are paid for through soft dollar arrangements. For example, a company receiving Morningstar research or software may pay for these services through soft dollar arrangements with a brokerage firm. The mechanics of this mean that the brokerage firm pays Morningstar hard dollars for research or software we provide to the brokerage firm’s client.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 6, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer